LEASE AGREEMENT

           This Lease Agreement, made this 16th day of December 1991, between KK Three Corporation, a Minnesota Corporation, (hereinafter called "Landlord", and Genetic Laboratories, Wound Care, Inc., a Minnesota Corporation, (hereinafter called "Tenant",

           Witnesseth, That:

           1. DEMISED PREMISES. Landlord, subject to the terms and conditions hereof, hereby leases to Tenant the premises (hereinafter referred to as the "Demised Premises") shown outlined in red on the floor plan attached hereto as Exhibit A and comprising approximately 3,352 square feet of area of office space and 3,471 square feet of warehouse space for a total of 6,983 square feet in the building known as Roseville Business Commons located at 2726 Patton Road, Roseville, Minnesota in Roseville, Minnesota (hereinafter referred to as the "Building"), to be used by Tenant for general office showroom and/or warehouse uses and purposes and for no other use or purposes. The Building, the parcel of land on which it is built, and all improvements thereon are hereinafter referred to as the "Project."

           2. TERM. Tenant takes the Demised Premises from Landlord, upon the terms and conditions herein contained, to have and to hold the same for the term ("Lease Term") of Five (5) years and (---) months commencing on the 1st day of February 1992, and ending on the 30th day of March, 1997, unless sooner terminated as herein provided.

           a. If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the Lease Term hereof, this Lease shall not be void or voidable, not shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above Lease Term be in any way extended, but in that event, all rent shall be abated during the period between the commencement of said Lease Term and the time when Landlord delivers possession.

           b. In the event that Landlord shall permit Tenant to occupy the Demised Premises prior to the commencement date of the Lease Term, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date hereinabove provided.

           3. BASE RENT. Tenant shall pay to Landlord during the Lease Term a monthly base rent of Two Thousand Nine Hundred Eight-five and 06/100 Dollars ($2,985.00), payable on or before the first day of each month in advance at the office of Landlord at 2660 Cleveland Avenue North, Roseville, Minnesota 55113, or at such other place as may from time to time be designated by Landlord.

           4. OPERATING COSTS. Tenant shall, for the entire Lease Term, pay to Landlord as additional rent, without any set-off or deduction therefrom, its proportionate share of all costs which Landlord may incur in owning, maintaining, and operating the Project. Said costs are referred to herein as "Operating Costs" and are hereby defined to include, but shall not be limited to, all real estate taxes and annual installments of special assessments payable with respect to the Project, maintenance, repair, replacement and care of all heating, lighting, plumbing and air conditioning fixtures, equipment and systems serving the common areas, parking and landscape areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building (including the costs of equipment purchased and used for such purposes), insurance premiums, management fees, wages and fringe benefits of personnel employed for such work. Operating Costs shall also include the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Project required to comply with any change in the law, rules or regulations of any governmental authority having jurisdiction, or for purposes of reducing Operating costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord. Operating Costs shall not include depreciation, costs of tenant improvements and payments of principal and interest on any mortgages covering the Project. Tenant's proportionate share of operating expenses shall be that fraction, the numerator of which is the area of Tenant's Demised Premises and the denominator of which is the total area of the Building.

           As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Term, Landlord shall furnish to Tenant an estimate of Tenant's share of Operating Costs, if any, for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of monthly base rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish to Tenant a certified statement of the actual Operating Costs for the previous calendar year, including the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord to Tenant as the case may be, the different between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such excess Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term.

           5. ADDITIONAL TAXES. Tenant shall pay as additional rent to Landlord, together with, but as a separate payment, each installment of monthly base rent, the amount of any gross receipts tax, sales tax or similar tax (but, excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the monthly base rent and adjustments thereto.

           6. UTILITIES. Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Demised Premises. Tenant shall pay, when due, either directly to the utility company if billed individually or to Landlord if billed as an operating expense, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, telephone and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any renewal or extension thereof. Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed operating costs in accordance with
Section 4 if the charges are not billed directly to the Tenant by the utility company.

           7. CARE AND REPAIR OF DEMISED PREMISES. Tenant shall, at all times throughout the terms of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating, air conditioning fixtures, equipment and systems, all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors, and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant, shall keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish.
           If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 15% for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor. Landlord shall keep the foundation, exterior walls (except plate glass or glass or other breakable materials used in structural portions) and roof in good repair, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence of Tenant, its agents, servants or employees, or by reason of anyone illegally entering or upon the premises.

           The Landlord shall manage all outside maintenance of the Demised Premises, including grounds and parking areas. The costs of said maintenance shall be prorated in accordance with Section 4 of this Lease. All such maintenance which is provided by Landlord shall be provided as reasonably necessary for the comfortable use and occupancy of Demised Premises during business hours, except Saturdays, Sundays, and holidays, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

           8. CONSTRUCTION OF DEMISED PREMISES. Landlord agrees that it shall construct the Demised Premises in accordance with the specifications in Exhibit B attached hereto.

           9.  OBLIGATIONS OF TENANT.  Tenant agrees that it shall;

           a. Observe such rules and regulations as from time to time may be put in effect by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of said Building.

           b. Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord may deem advisable.

           c. Keep the Demised Premises in good order and condition and replace all broken glass with glass of the same quality as that broken, save only glass broken by fire and extended coverage type risks, the cost of which is reimbursed by the insurance carrier, and commit no waste on the Demised Premises.

           d. Pay for all electric lamps, starters and ballasts as replaced in the demised Premises.

           e. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the demised Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminate, shall be considered abandoned and Landlord may dispose of the same as it deems expedient.

           f. Not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of tenant excepted) to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord. Notwithstanding the foregoing, any subtenant or assignee must have at least the financial strength of the original Tenant. Consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, constitute a default under this Lease. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation to pay the rent and perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof or any right hereunder. Any subrent charged to subtenant by Tenant which is in excess of the rent charged by Landlord to Tenant shall be passed on in full to the Landlord. Any such subrent, in no event, may be based on net income.

           g. Not place signs on or about the Demised Premises without first obtaining Landlord's written consent thereto. Tenant's signs on exterior of Building shall conform to sign criteria attached.

           h. Not overload, damage or deface the Demised Premises or do any act which may make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance.

           i. Not make any alterations of or additions to the Demised Premises without the written approval of the Landlord, and alterations or improvements which may be made by either of the parties hereto upon the Demised Premises, except movable office furnishings, shall be the property of the Landlord, and shall remain upon and be surrendered with the Demised Premises, as a part thereof, at the termination of this Lease or any extension thereof.

           j. Keep the demised Premises and the property in which the Demised Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any improvements, additions, or alterations in the Demised Premises, to insure Landlord against any liability for mechanics' and materialmen's lien and to insure completion of the work.

           k. Cause to be performed by a competent service company, preventative maintenance of all roof top HVAC units and warehouse unit heaters serving the Demised Premises, as recommended by the equipment manufacturer.

           l. Not place any additional locks on any of Tenant's doors without the written consent of the Landlord. The Landlord shall have the right to keep pass keys to the Demised Premises. Tenant's obligations under this paragraph numbered 9 to do or not to do a specified act shall extend to and include Tenant's obligations to see to it that Tenant's employees, agents and invitees shall do or shall not do such acts, as the case may be.

           10. PARKING AND DRIVES. THE Tenant, its employees, and invitees shall have the non-exclusive right to use the common driveways and parking lots along with the other tenants and customers of the Building. The use of such driveways and parking facilities are subject to such reasonable rules and regulations as the Landlord may impose. The Tenant further agrees not to use, or permit the use by it employees, the parking areas for the overnight storage of automobiles or other vehicles without the written permission of Landlord.

           11. CASUALTY LOSS. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord who shall thereupon cause the damage to be repaired with reasonable speed at the expense of the Landlord subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control or Landlord, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate, except in the event such damage resulted from or was contributed to by the act, fault or neglect of Tenant, Tenant's employees or agents, in which event there shall be no abatement of rent. In the event the damage shall be so extensive that the Landlord, in its sole discretion, shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notices from the Landlord to the Tenant, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises.

           12. INDEMNITY AND INSURANCE. Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or accident, injury or damage whatsoever caused to any person or to the property of any person during the term hereof in or about the Demised Premises or arising from any accident, injury or damage during the term hereof, outside of the Demised Premises but within the Project where such accident, injury or damage results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's officers, agents, servants, licensees or contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof.

           Tenant agrees to use and occupy the Demised Premises and to use all other portions of the Project at its own risk, and further agrees that Landlord shall have no responsibility or liability for any loss of or damage to fixtures, equipment, merchandise or other personal property of Tenant.

           Tenant shall not carry any stock of goods or do anything in or about said Demised Premises which will in any way tend to increase insurance rates on said Demised Premises or the Building in which the same are located. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for insurance, against loss by fire or extended coverage risks resulting from the business carried on in the Demised Premises by Tenant. If Tenant installs any electrical equipment that overloads the power lines to the Building, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

           Tenant agrees to procure and maintain a policy or policies of insurance, at its own cost and expense, insuring Landlord and Tenant from all claims, demands, or actions made by or on behalf of any person or persons, firm, or corporation arising from related to, or connected with the conduct and operation of Tenant's business in the Demised Premises for injury to or death of one or more persons and for damage to property in the combined single limit of not less than $500,000 each occurrence. Tenant shall carry like coverage against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the Demised Premises. Said insurance shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord, and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of premium thereon, shall be deposited with Landlord at the commencement of the term and renewals thereof no less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to comply with such requirement, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand.

           Landlord shall procure at its own expense during the term of this Lease, fire, windstorm, extended coverage, such other insurance as Landlord may obtain, and rental loss insurance on the Project, provided, however, Tenant shall reimburse Landlord for its share of the actual net cost and expense to Landlord of such fire, windstorm, extended coverage, and rental loss insurance.

           Tenant shall procure at its own expense from the time Tenant takes possession until the end of the Lease Term, fire, extended coverage, vandalism, and sprinkler leakage insurance on the Demised Premises. This property insurance shall include improvements, signs, fixtures, and floor coverings furnished by Landlord.

           Each of the Landlord and Tenant hereby releases the other from any and all liability or responsibility, to the other or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by fire or any other insured peril, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. Tenant also agrees to obtain a waiver of subrogation from its insurer, subject to availability.

           13. EMINENT DOMAIN. If the entire Demised Premises are taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If a portion of the demised Premises are taken by eminent domain, Landlord shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Tenant within ninety (90) days after such date of taking. If Landlord does not elect to terminate this Lease, it shall, at its expense, subject to receipt of condemnation aware proceedings, restore the Demised Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the demised Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Demised Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of removal of its personal property and fixtures.

           14. DEFAULT. Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or any of them or in performing any of the other agreements, terms and conditions of this Lease, then, in any such event, Landlord, in addition to all other rights and remedies available to Landlord, by law or by other provisions hereof, may, without process, re-enter immediately into the demised Premises and remove all persons and property therefrom, and, at Landlord's option, annul and cancel this Lease as to all future rights of Tenant, and Tenant hereby expressly waives the service of any notice in writing or intention to re-enter as aforesaid. Landlord, in addition to the foregoing, may also accelerate rent due and owing for the remainder of the term. Tenant further agrees that in case of any such termination Tenant will indemnity the Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination, including, but not being limited to, costs or restoring and repairing the demised Premises and putting the same in rentable condition, costs of renting the Demised Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of this Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

           15. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished.

           16. HOLDING OVER. Should Tenant continue to occupy the demised Premises after expiration of said Lease Term or any renewal or renewals thereof, or after a forfeiture is incurred, such tenancy shall be from month to month and in no event from year to year or for any longer term. The monthly base rent during such month-to-month tenancy shall be two (2) times the amount of the monthly base rent set forth in Paragraph 3 on Page 1 of this Lease.

           17. SUBORDINATION. The rights of Tenant shall be subordinate to the lien of any first mortgage now or hereafter in force against the real estate on or in which the Demised Premises are located, and Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such mortgage or mortgages as shall be requested by the Landlord. Notwithstanding the foregoing provisions, the Tenant agrees that any First Mortgagee will have the right at any time to subordinate any rights of such First Mortgagee to the rights of the Tenant under this Lease on such terms and subject to such conditions as such Fort Mortgagee deems appropriate.

           18. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease if unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Failure to sign the statement or failure to specify any default claimed shall be deemed approval of the statement submitted to Tenant by Landlord.

           19. MORTGAGEE PROTECTION. Tenant agrees to send any mortgagees and/or deed of trust holders, by registered mail, a copy of any Notice of Default served by Tenant upon the Landlord, provided that prior to such notice Tenant has been notified, in writing by way of note of assignment of rents or otherwise, of the addresses of such mortgagees and/or deed of trust holders. Tenant agrees to send such notices to Teachers Insurance and Annuity Association, 730 Third Avenue, New York, New York, 10017, Attention: Senior Vice President, Mortgage Department. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty
(30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be reasonably necessary, if within such thirty (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings).

           20. SERVICE CHARGE. Tenant agrees to pay a service charge equal to one percent (1%) per month or any portion thereof of any payment of monthly base rent or additional charge payable by Tenant hereunder which is not paid within ten (10) days from the date due, or $5.00 per month or portion thereof, whichever is greater.

           21. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of One Thousand One Hundred Seventy-five and 00/100 Dollars ($1,175.00). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and preformed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said security deposit is so used or applied, Tenant shall within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

           22. PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Landlord, and is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

           23. NOVATION IN EVENT OF SALE OR TRANSFER. In the event of the sale of the Building or the transfer of the title thereto, Landlord shall be relieved of all of the covenants and obligations created by this Lease, except as to breaches thereof occurring prior to such sale or transfer, and such sale or transfer shall automatically result in the purchaser or transferee assuming and agreeing to carry out all of the covenants and obligations of Landlord herein from and after such sale or transfer.

           24. DISPLAYS. Tenant shall not display or suffer to be displayed on the outside of the Demised Premises, on the outside of the Building or on the sidewalks, driveways, or parking areas adjoining the Building any goods or merchandise whatsoever, except with Landlord's written consent.
           25. INTERRUPTION OF SERVICES. No liability shall attach to Landlord for any inconvenience, loss, or damage sustained by Tenant or any other person, or to the property of Tenant of such other person, due to interruption of electric power, water, or gas to the Building or to the Demised Premises or by reason of the failure of any piping, wiring, or apparatus in the Building or for any inconvenience, loss or damage sustained by Tenant as a result of any of the causes set forth in the paragraph captioned "Indemnity and Insurance" or caused by any act or thing done or suffered to be done by any other tenant of the Building or any servant, employee, agent, invitee, or customer of Tenant. However, the Landlord shall make all reasonable effort to remedy such interruption of services.

           26. ZONING. The Tenant covenants that it has satisfied itself prior to execution of this Lease that the Demised Premises are properly zoned to permit the Tenant's intended use of the Demised Premises. Any changes with respect to the interior finishing of the premises in order to comply with any local or municipal by-laws shall be at the sole expense of the Tenant.

           27. QUIET ENJOYMENT. Conditional upon the faithful performance of the terms, covenants and provisions herein contained by the Tenant, Landlord covenants that Tenant shall quietly have, hold and enjoy the Demised Premises for the term hereof except or otherwise herein provided.

           28. JANITORIAL SERVICES. Tenant shall provide all janitorial and at the option of Landlord all refuse removal services for the Demised Premises, at the expense of Tenant.

           29.  ADDITIONAL PROVISIONS.  See Addendum.

           30. MEMORANDUM. Upon the request of either Landlord or Tenant, the parties shall enter into a memorandum, in recordable form, setting forth a summary of the terms hereof relating only to the description of the Demised Premises, the term hereof, and the conditions of assignment of subletting.

           31. GENERAL. This Lease does not create the relationship of Principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of lessor and lessee. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account or such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. The topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses.

           All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an Agreement in writing signed by the Parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

           In Witness Whereof, the parties hereto have executed this Lease the day and year first above written.


In Presence of:                       LANDLORD: KK Three Corporation
                                      Minnesota General Partnership

__________________________________    By __________________________________

__________________________________    Its __________________________________

In Presence of:                       TENANT: Genetic Laboratories Wound Care,
                                      Inc., a Minnesota Corporation

__________________________________    By __________________________________

__________________________________    Its __________________________________

                                    ADDENDUM

This Addendum to the Lease dated December 16, 1991, by and between Genetic Laboratories, Wound Care, Inc., a Minnesota Corporation (Tenant) and KK Three Corporation, a Minnesota Corporation (Landlord).

This Addendum sets forth additional terms, conditions, and covenants applicable to the lease of the premises described in the above mentioned Lease (The Lease). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Lease. In the event of a conflict between the terms of the Lease and this Addendum, the terms of the Addendum shall govern.

The parties further agree as follows:

1. CONCESSIONS: Landlord shall provide Tenant with $15,000.00 payment, payable upon occupancy and to be used as Tenant ----------- deems appropriate.

2. OPTION TO RENEW: Provided that Tenant is not in default of any of the terms of the Lease, Tenant shall have one (1) five (5) year option to renew this Lease by giving 180 days prior written notice to Landlord. The Base Rent for each option period shall be the Base Rent paid at the end of the initial lease term, or previous option period increased by the consumer price index.

                     The Base Rent shall be increased by multiplying the Base Rent paid in the fifth year of the Lease or the last year of the initial Lease period, whichever is applicable by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers, 1987 = 100 ("Index') published for the month nearest the date of the commencement of the Option Term, and the denominator of which is the Index published for the month immediately preceding the month in which the initial term commences. If the Index is changed so that the base year differs from that used as of the month immediately preceding the month in which the initial term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued or revised.

                     In no event shall the Base Rent be less than provided in this Lease.

3.         EXPANSION SPACE:

           A. Provided Tenant is not in default under this Lease and Hueblin does not exercise its option to renew, Tenant shall have the right of first opportunity to lease the adjoining approximately 3,547 square feet of space (hereinafter Expansion Space) at then market rental rates plus Operating Costs, and shall run concurrently with the initial lease term and any extension thereof. The effective commencement date of said Expansion Space shall be no later than 60 days after Tenant's Notice to Landlord, whichever is earlier. The parties shall enter into a mutually acceptable Lease within 30 days of Tenant's Notice. All other terms and conditions of the Lease shall be acceptable to said Expansion Space.

B. If Landlord receives a bona fide offer from a prospective tenant to lease all or a portion of the Expansion Space and Landlord desires to accept such offer, Landlord shall give notice to Tenant of such interested prospective tenant, and Tenant shall then have the first opportunity to lease the Expansion Space on the terms set forth in A above. To exercise such right, Tenant shall give written notice to Landlord that Tenant intends to exercise its right hereunder within ten (10) calendar days ("Tenant's Notice") after receiving Landlord's notice. In the event that Tenant declines or fails to exercise its first right to lease by furnishing Tenant's Notice, such right shall terminate and Landlord shall have no further obligation to offer the Expansion Space to Tenant.

4. LEASEHOLD IMPROVEMENTS: Landlord agrees to construct Tenant's Demised Premises in accordance with the forthcoming exhibits at no cost to Tenant.

           Tenant may make changes or alterations to the floor plan prior to construction provided such changes or alterations do not change the construction costs of the Demised Premises. Should such changes increase the construction costs, such costs shall be born exclusively by Tenant and paid prior to occupancy.



-----------------------------------           -------------------------------
Genetic Laboratories, Wound Care, Inc.,       KK Three Corporation,
A Minnesota Corporation                       A Minnesota Corporation

                                    EXHIBIT B
                                    CONTINUED

1.         WALLS

           A.        Office walls per plan.

           B. Office/warehouse partition to roof deck above - sheetrocked, taped, sanded and painted on office side only and only to 6 feet.

           C. Demising walls insulated and sheetrocked to roof deck - sheetrocked, taped, sanded and painted in office area only and only to 6 feet.

           D. Exterior walls are insulated - only office area exterior walls are sheetrocked, taped, sanded and painted.

II.        CEILING

           A. Building standard 2' x 4' acoustical ceiling tile at 8' 0" in office area only.

           B.        Exposed bar joist ceiling in warehouse.

III.       LIGHTS

           A. One (1) building standard recessed fluorescent light fixture per 100 square feet (2' x 4' fixture) in office area only.

           B. One (1) building standard 6' fluorescent strip light per 250 square feet of space in warehouse area, mounted on underside of bar joists.

IV.        ELECTRICAL

           A.        Duplex electrical outlets per plan.

           B.        Light switches per plan.

           C. One (1) 100 amp, single phase circuit breaker service panel.

           D. Duplex or fourplex electrical outlet in office/warehouse per plan.

V.         DOORS

           A. Building standard 3'0" x 6' 8" solid core doors with passage hardware per plan. B. Building standard 3'0" x 6' 0" sold core doors with privacy hardware and closets for bathrooms.

VI.        FLOORS

           A.        Office area will have building standard carpet.
           B.        Warehouse floors will be exposed concrete.
           C.        Bathroom floors will be tile.

VII.       TELEPHONE

           A.        Telephone outlets per plan.


VIII.      H.V.A.C.

           A. Building standard heating and air conditioning distributed throughout the office area for normal office use.

           B. Gas fired, thermostatically controlled suspended unit heater in the warehouse area.

IX.        SPRINKLER SYSTEM.

           As per city codes.

X.         PLUMBING

           A. Bathrooms include wall hung type wash basins and toilets as required by code. Provided are ceramic tile floors and base with a ceramic wainscoat on the wet walls.

XI.        SUN PROTECTION

           Window coverings of building standard.

                             EXTERIOR SIGN CRITERIA

           It is intended that the signing of the building shall have a sense of continuity and be developed in an attractive and innovative manner, and, in keeping therewith, Landlord shall maintain control of all Tenant's signs, which shall be designed and fabricated by Landlord (if it so chooses) in a uniform manner and shall be mounted in specifically designated areas. The cost of sign fabrication and installation shall be borne exclusively by the Landlord.

           The wording of signs shall be limited to the Tenant's business identification name only and shall not include items sold or services provided. The use of corporate logos or insignias shall be permitted provided that the height of such logos or insignias shall not exceed the allowable height for sign letters.